Exhibit 99.1

Signature Page

KKR ALTERNATIVE ASSETS LLC
By: /s/ Christopher Lee	03/03/2026
Name: Christopher Lee
Title: Secretary

KKR GROUP ASSETS HOLDINGS II L.P.
By: KKR Group Assets II GP LLC, its general partner
By: /s/ Christopher Lee	03/03/2026
Name: Christopher Lee
Title: Secretary

KKR GROUP ASSETS II GP LLC
By: /s/ Christopher Lee	03/03/2026
Name: Christopher Lee
Title: Secretary

KKR GROUP PARTNERSHIP L.P.
By: KKR Group Holdings Corp., its general partner
By: /s/ Christopher Lee	03/03/2026
Name: Christopher Lee
Title: Secretary

KKR GROUP HOLDINGS CORP.
By: /s/ Christopher Lee	03/03/2026
Name: Christopher Lee
Title: Secretary

KKR GROUP CO. INC.
By: /s/ Christopher Lee	03/03/2026
Name: Christopher Lee
Title: Secretary

KKR & CO. INC.
By: /s/ Christopher Lee	03/03/2026
Name: Christopher Lee
Title: Secretary

KKR MANAGEMENT LLP
By: /s/ Christopher Lee	03/03/2026
Name: Christopher Lee
Title: Assistant Secretary

HENRY R. KRAVIS
By: /s/ Christopher Lee	03/03/2026
Name: Christopher Lee
Title: Attorney-in-fact

GEORGE R. ROBERTS
By: /s/ Christopher Lee	03/03/2026
Name: Christopher Lee
Title: Attorney-in-fact